Exhibit 10.2

EMPLOYMENT AGREEMENT

EMPLOYMENT AGREEMENT, made and entered into as of the 1st day of January, 2019 (the “Effective Date”) by and between CCUR HOLDINGS, INC., a Delaware corporation (“CCUR” or the “Company”), and IGOR VOLSHTEYN (the “Employee”).

WITNESSETH:

WHEREAS, the Company desires to employ the Employee and the Employee desires to accept such employment with the Company;

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein and for other good and valuable consideration, the parties agree as follows:

1.             Employment

The Company hereby employs the Employee and the Employee hereby accepts employment with the Company for the term set forth in Section 2 below, in the position and with the duties and responsibilities set forth in Section 2 below, and upon other terms and conditions hereinafter stated.

2.             Position; Duties; Responsibilities

2.1              The term of employment hereunder shall commence on the Effective Date and shall continue for a period of one (1) year ending on the anniversary of the Effective Date. The initial one year term shall automatically extend for one additional year on such anniversary date and on each subsequent annual anniversary date unless (i) the Company or Employee notifies the other at least 90 days before such anniversary date that no such extension will be effected or (ii) employment ceases as otherwise provided in Section 4.1, 4.2, 4.3, 4.4, 4.5, 4.6 or 4.7 (such period, the “Term”). It is intended that at all times during the Term of employment hereunder, the Employee shall serve as the Senior Vice President of Business Development of the Company. The Employee agrees to perform such senior executive officer and managerial services customary to such position as are necessary to the operations of the Company and as may be assigned to him from time to time by the Company’s Chief Executive Officer.

2.2              Throughout the Term of employment hereunder, the Employee shall devote his full time and undivided attention to the business and affairs of the Company, as appropriate to his responsibilities and duties hereunder. Nothing in this Agreement shall preclude the Employee from devoting reasonable periods required for serving as a director or member of any advisory committee of not more than two (at any time) “for profit” organizations involving no conflict of interest with the interests of the Company (subject to approval by the Company’s Board of Directors (“Board of Directors”), which approval shall not be unreasonably withheld), or from engaging in charitable and community activities, or from managing his personal investments, provided such activities do not interfere with the performance of his duties and responsibilities under this Agreement.

3.             Compensation

3.1           Salary

For services rendered by the Employee during the Term of employment hereunder, the Employee shall be paid a salary, payable in accordance with the then existing applicable payroll policy of the Company, at an annualized rate of $175,000, less applicable deductions and withholdings, such salary to be reviewed annually in accordance with the Company’s regular salary review schedule.

3.2           Annual Bonus Opportunity

During the Term of employment hereunder, the Employee will be eligible for a bonus opportunity under the Company’s annual bonus program (the “NAV Program"), which currently provides an annual bonus opportunity related to the net value increase in the Company’s assets during the annual bonus period. The Employee shall be eligible to receive a target amount of twenty percent (20%) of the eligible bonus pool, to be reviewed annually in accordance with the Company’s regular bonus review schedule. The targets and objectives for each year and other terms and conditions of the bonus opportunity shall be established each year by the Compensation Committee of the Board of Directors with the input of the Chief Executive Officer.

3.3           Employee Benefit Plans

During the Term of employment hereunder, the Employee will be eligible to participate in all employee benefit programs of the Company made available to senior executives, in accordance with the provisions thereof. Additionally, the Employee shall be entitled to vacation time at the rate of four (4) weeks per calendar year or such greater amount as may be provided by Company policies in effect from time to time.

3.4           Restricted Stock; Long Term Incentive Plan

The Compensation Committee of the Board of Directors will grant to the Employee an award of 20,000 shares of restricted stock of the Company (the “Restricted Stock”) as soon as practicable after the effective date of this Agreement. The terms of the award shall provide that the restrictions on the Restricted Stock will lapse in equal installments on the anniversary of the grant date over a three-year period, provided that the Employee is employed with the Company on the applicable date. The Restricted Stock award shall be subject to and governed by the terms and conditions of the CCUR Holdings, Inc. Amended and Restated 2011 Stock Incentive Plan (“Incentive Plan”) and the award document. Notwithstanding the foregoing, such Restricted Stock shall become 100% vested in the event the Employee’s employment is terminated because of death or Continuing Disability as provided in Section 4.2.

During the Term of employment hereunder, the Employee will be eligible to participate in long term incentive programs of the Company now or hereafter made available to senior executives, in accordance with the provisions thereof as in effect from time to time, and as deemed appropriate by the Compensation Committee to be applicable to this position.

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3.5           Business Expense Reimbursements

During the Term of employment hereunder, the Employee will be entitled to receive reimbursement by the Company for all reasonable out-of-pocket expenses incurred by him (in accordance with the policies and procedures established by the Company for its senior executives), in connection with his performing services hereunder. Reimbursements shall be made in accordance with Employer’s normal expense reimbursement policies and procedures for its senior executives (including timing), and such reimbursement will be made no later than the last day of the Employee’s taxable year following the taxable year in which the expense was incurred. The expenses paid by Employer during any taxable year of the Employee will not affect the expenses paid by Employer in another taxable year. This right to reimbursement is not subject to liquidation or exchange for another benefit.

4.             Consequences of Termination of Employment

4.1           Death

In the event of the death of the Employee during the Term of employment hereunder, the estate or other legal representatives of the Employee shall be entitled to salary and bonus accrued and due through the period ending on the date of his death and any other vested rights and benefits he may have under the employee benefit plans and programs of the Company will be determined in accordance with the terms and provisions of such plans and programs.

4.2           Continuing Disability

Notwithstanding anything in this Agreement to the contrary, the Company is hereby given the option to terminate the Employee’s employment in the event of the Employee’s Continuing Disability. The Company can exercise this option by giving notice to the Employee of the Company’s intention to terminate his employment due to Continuing Disability not earlier than 15 days from the Employee’s receipt of such notice.

In the event of the termination of the Employee’s employment due to Continuing Disability, the Employee shall be entitled to salary and bonus accrued and due through the period ending on the date of his termination and any other vested rights and benefits he may have under the employee benefit plans and programs of the Company will be determined in accordance with the terms and provisions of such plans and programs.

For purposes hereof, “Continuing Disability” shall mean the inability to perform the essential functions connected with the Employee’s duties hereunder, with or without reasonable accommodation, which inability shall have existed or shall reasonably be expected to exist for a period of 180 days, even though not consecutive, in any 24 month period. In the event the Employee does not agree with the Company that his inability to perform the essential functions connected with the Employee’s duties may reasonably be expected to exist for such period, the opinion of a qualified medical doctor selected by the Employee and reasonably satisfactory to the Company shall be determinative.

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4.3           Termination by the Company for Due Cause

Nothing herein shall prevent the Company from terminating the employment of the Employee for Due Cause. If the Employee is terminated by the Company for Due Cause, he shall be entitled to salary accrued and due through the date of his termination; the bonus, if any, earned but not paid for the fiscal year ending prior to his termination; and any other rights and benefits he may have under the employee benefit plans and programs of the Company which shall be determined in accordance with the terms of such plans and programs. The term "Due Cause", as used herein, shall mean that (a) the Employee has committed a willful serious act, such as (but not limited to) embezzlement, against the Company intended to enrich himself at the expense of the Company or has been convicted of a felony, or of a misdemeanor involving moral turpitude; (b) the Employee has (i) willfully or grossly neglected his duties hereunder, (ii) committed a material violation of the Company’s policies or procedures, (iii) committed a material breach of this Agreement, or (iv) intentionally failed to observe specific lawful directives or policies of the Board of Directors; or (c) the Employee's failure to fulfill any of his duties under, or violation of any provision of, the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley Act”), including, but not limited to, failure to establish and administer effectively systems and controls as outlined by the Company’s audit committee necessary for compliance with the Sarbanes-Oxley Act.

Prior to Termination by the Company for Due Cause, the Employee shall be given written notice by the Board of Directors that the Company intends to terminate his employment for Due Cause under this Section 4.3. The written notice shall specify the particular acts or omissions on the basis of which the Company intends to so terminate the Employee's employment, and the Company reserves the right to suspend the Employee pending a meeting with the Board of Directors as set forth below. Upon receipt of such notice, the Employee has 15 days to request a meeting with the Board of Directors to discuss the basis for his termination. If it is deemed by the Board of Directors, based on its sole judgment, that the situation is remediable, the Board of Directors may provide the Employee with time to remedy the situation. The amount of time provided is up to the sole discretion of the Board of Directors. If the Board of Directors does not believe the situation is remediable or if the situation is not remedied to the Board of Directors’ satisfaction during the time permitted, the Employee shall be terminated for Due Cause.

4.4           Termination by the Company other than for Due Cause

The foregoing notwithstanding, the Company may terminate the Employee’s employment for whatever reason it deems appropriate; provided, however, that in the event such termination is not based on

(i)	death or Continuing Disability as provided in Sections 4.1 or 4.2 above,

(ii)	Due Cause as provided in Section 4.3 above, or

(iii)	Employee’s election not to renew the Term for an additional period as provided in Section 2.1 above,

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the Employee will be entitled to receive Severance Compensation (as defined below); provided that within thirty (30) days following the date of the Employee’s termination of employment, the Employee executes a release in a form acceptable to the Company and such release has become irrevocable.

For purposes of the foregoing, “Severance Compensation” shall consist of salary continuation payments for a period of 6 months from the date of such termination (the “Salary Continuation Period”), at the salary in effect, pursuant to Section 3.1 above, immediately prior to such termination and (c) COBRA continuation coverage under the Company’s hospitalization and medical plan (the “Health Plan”) for Employee and his eligible dependents who were covered under the Health Plan at the time of his termination as required by Section 4980B of the Internal Revenue Code of 1986, as amended (the “Code”), but during the Salary Continuation Period, Employee shall be eligible to continue such coverage at the same premium charged to active employees during such period. The payments pursuant to Section 4.4(a) above shall be made in substantially equal installments on each regularly scheduled pay date (each a “Pay Date”), beginning with the first Pay Date following the thirtieth (30th) day after the date of the Employee’s “separation from service” (“Separation from Service”) (within the meaning of Section 409A of the Code and the regulations, rulings and other guidance issued thereunder (collectively, “Section 409A”)), but with the first payment being a lump sum payment covering all payment periods from the date of the Employee’s Separation from Service through the date of such first payment.

Notwithstanding the foregoing, if at the time of the Employee’s Separation from Service, the Employee is a “specified employee” within the meaning of Section 409A, then, to the extent any payment that the Employee becomes entitled to under this Agreement on account of Separation from Service would be considered deferred compensation subject to Section 409A (after excluding to the maximum extent possible any payments that may be excluded pursuant to Section 409A either as separation pay due to an involuntary separation from service or as a short-term deferral), such payment shall not be payable until the date that is the earlier of (i) six (6) months and one (1) day after the Employee’s Separation from Service, or (ii) the Employee’s death (the “Delay Period”). Upon the first business day following the expiration of the Delay Period, all payments deferred pursuant to this subsection shall be paid in a single lump sum to the Employee (without interest), and any remaining payments due under this Agreement shall be paid as otherwise provided herein.

Except as specifically set forth in this Section 4.4 or explicitly provided for herein, the Employee shall not be entitled to any other compensation or benefits following a termination of employment by the Company as provided in this Section 4.4, other than with respect to any vested benefits to which the Employee is entitled pursuant to any employee benefit plan maintained by the Company.

4.5           Constructive Termination of Employment by the Company without Due Cause

Anything herein to the contrary notwithstanding, if the Company:

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(i)              demotes or otherwise elects or appoints the Employee to a lesser office than set forth in Section 2.1, or

(ii)              causes a material change in the nature or scope of the authorities, duties or responsibilities attached to the Employee’s position as described in Section 2.1, or

(iii)             materially decreases the Employee’s salary or annual bonus opportunity below the most recent levels provided for by the terms of Sections 3.1 and 3.2, or

(iv)             commits any other material breach of this Agreement,

then such action (or inaction) by the Company, unless consented to in writing by the Employee, shall constitute a constructive termination of the Employee’s employment. If, within thirty (30) days of learning of the action (or inaction) described herein as a basis for a constructive termination of employment, the Employee (unless he has given written consent thereto) notifies the Company in writing that he wishes to effect a constructive termination of his employment pursuant to this Section 4.6, and such action (or inaction) is not reversed or otherwise remedied by the Company within 30 days following receipt by the Company of such written notice, then effective at the end of such second 30 day period, the employment of the Employee hereunder shall be deemed to have terminated by the Company other than for Due Cause pursuant to Section 4.4 above, and the Employee shall (subject to the terms and conditions set forth in such section, including executing a release in a form acceptable to the Company, and such release becoming irrevocable) be entitled to Severance Compensation in accordance with Section 4.4.

4.6           Voluntary Termination by the Employee

In the event the Employee terminates his employment of his own volition (other than as provided in Section 4.5 above), including his election not to renew the Term for an additional period, such termination shall constitute a voluntary termination and in such event the Employee shall be limited to the same rights and benefits as provided in connection with termination for Due Cause under the second sentence of Section 4.3 above. For the purposes hereof, a decision by the Employee to voluntarily retire shall constitute a voluntary termination.

4.7           Other Resignations

In the event the Employee’s employment with the Company is terminated (either by the Company or by the Employee), the Employee acknowledges and agrees that he will resign from any and all other positions that the Employee then holds as an employee, officer or director of the Company and its subsidiaries and affiliates.

5.              Protective Agreement

Concurrently with entering into this Agreement, the Employee will enter into a Protective Agreement in favor of the Company substantially in the form attached as Exhibit A hereto (the “Protective Agreement”).

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6.            Successors and Assigns

6.1           Assignment by the Company

This Agreement shall be binding upon and inure to the benefit of the Company or any corporation or other entity to which the Company may transfer all or substantially all its assets and business and to which the Company may assign this Agreement, in which case “Company” as used herein shall mean such corporation or other entity.

6.2           Assignment by the Employee

The Employee may not assign this Agreement or any part thereof without the prior written consent of the Company, which consent may be withheld by the Company for any reason it deems appropriate.

7.             Arbitration

Except as provided below, any disputes or claims of any kind or nature, including as to arbitrability under this Agreement, between the Employee and the Company arising out of, related to, or in connection with any aspect of the Employee’s employment with the Company or its termination, including all claims arising out of this Agreement and claims for alleged discrimination, harassment, or retaliation in violation of Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, 42 U.S.C. § 1981, the Age Discrimination in Employment Act of 1967, the Americans with Disabilities Act of 1990, the Family and Medical Leave Act of 1993, the Fair Labor Standards Act, the Employee Retirement Income Security Act of 1974, or any other federal, state, or local law, shall be settled by final and binding arbitration in Fulton County, Georgia. Either party may file a written demand for arbitration with the American Arbitration Association pursuant to its National Rules for the Resolution of Employment Disputes. The arbitration shall be conducted by a single neutral arbitrator who is a member of the Bar of the State of Georgia, has been actively engaged in the practice of law for at least fifteen (15) years, and has substantial experience in connection with business transactions and interpretation of contracts. In considering the relevancy, materiality, discoverability, and admissibility of evidence, the arbitrator shall take into account, among other things, applicable principles of legal privilege, including the attorney-client privilege, the work product doctrine, and appropriate protection of the Company’s Trade Secrets and Confidential Information. Upon the request of either party, the arbitrator’s award shall be written and include findings of fact and conclusions of law. Judgment on the award rendered by the arbitrator may be entered by any court having jurisdiction. Any arbitration of any claim by the Employee may not be joined or consolidated with any other arbitration(s) by or against the Company, including through class or collective arbitration. The prevailing party in any such arbitration, or in any action to enforce this Section or any arbitration award hereunder, shall be entitled to recover that party’s attendant attorneys’ fees and related expenses from the other party to the maximum extent permitted by law. The Company shall be responsible for payment of all mediation and arbitration filing and administrative fees, and all fees and expenses of the mediator or arbitrators, irrespective of the outcome, as to any federal statutory claims by the Employee or as may otherwise be required by law for this Agreement to be enforceable. Notwithstanding any other provision of this Agreement, the Company may seek temporary, preliminary, or permanent injunctive relief against the Employee at any time without resorting to arbitration. The parties agree that this Agreement involves interstate commerce and that this arbitration provision is therefore subject to and governed by the Federal Arbitration Act. The parties confirm their agreement by initialing below:

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/s/ WB	/s/ IV
Company	Employee

8.             Governing Law

This Agreement shall be deemed a contract made under, and for all purposes shall be construed in accordance with, the laws of the State of Georgia (without reference to the principles of conflicts of law).

9.             Entire Agreement

This Agreement, including the Protective Agreement, contains all the understandings and representations between the parties hereto pertaining to the subject matter hereof and supersedes all undertakings and agreements, whether oral or in writing, if any there be, previously entered into by them with respect thereto.

10.           Amendment or Modification; Waiver

No provision in this Agreement may be amended or waived unless such amendment or waiver is agreed to in writing, signed by the Employee and an officer of the Company thereunto duly authorized. Except as otherwise specifically provided in this Agreement, no waiver by any party hereto of any breach by another party hereto of any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of a similar or dissimilar provision or condition at the same or any prior or subsequent time.

11.           Notices

Any notice to be given hereunder shall be in writing and delivered personally or sent by certified mail, postage prepaid, return receipt requested, addressed to the party concerned at the address indicated below or to such other address as such party may subsequently give notice of hereunder in writing:

COMPANY:	CCUR Holdings, Inc. 4375 River Green Parkway Suite 210 Duluth, GA 30096 Attn: General Counsel

EMPLOYEE:	At the most recent address for the Employee in the Company’s records.

12.           Severability

In the event that any provision or portion of this Agreement shall be determined to be invalid or unenforceable for any reason, the remaining provisions or portions of this Agreement shall be unaffected thereby and shall remain in full force and effect to the fullest extent permitted by law.

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13.           Withholding

Anything to the contrary notwithstanding, all payments required to be made by the Company hereunder to the Employee or his estate or beneficiaries, shall be subject to withholding of such amounts relating to taxes as the Company may reasonably determine it should withhold pursuant to any applicable law or regulation. In lieu of withholding such amounts, in whole or in part, the Company may, in its sole discretion, accept other provision for payment of taxes as required by law, provided it is satisfied that all requirements of law affecting its responsibilities to withhold such taxes have been satisfied.

14.           Survivorship

The respective rights and obligations of the parties hereunder shall survive any termination of this Agreement to the extent necessary to the intended preservation of such rights and obligations.

15.           References

References in this Agreement to the Employee shall be deemed, where appropriate, to refer to his legal representatives.

16.           Titles

Titles to the sections in this Agreement are intended solely for convenience and no provision of this Agreement is to be construed by reference to the title of any section.

17.           Counterparts

This Agreement may be executed in several counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

18.           Section 409A

Payments pursuant to this Agreement are intended to comply with or be exempt from Section 409A and accompanying regulations and other binding guidance promulgated thereunder, and the provisions of this Agreement will be administered, interpreted and construed accordingly. Any payments under this Agreement that may be excluded from Section 409A either as separation pay due to an involuntary separation from service or as a short-term deferral shall be excluded from Section 409A to the maximum extent possible. For purposes of Section 409A, each installment payment provided under this Agreement shall be treated as a separate payment. Whenever a payment under this Agreement specifies a payment period with reference to a number of days, the actual date of payment within the specified period shall be within the sole discretion of the Company, and in no event may the Employee, directly or indirectly, designate the calendar year of any payment to be made under this Agreement, to the extent such payment is subject to Section 409A. Any payments to be made under this Agreement upon a termination of employment shall only be made upon a Separation from Service under Section 409A. The Company makes no representation or warranty and shall have no liability to the Employee or any other person if any provisions of this Agreement are determined to constitute deferred compensation subject to Section 409A but do not satisfy an exemption from, or the conditions of, Section 409A.

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19.            Claw-Back Policy

Any incentive based compensation, or any other compensation, paid or payable to the Employee pursuant to this Agreement or any other agreement or arrangement with the Company, which is subject to recovery under any law, government regulation, order or stock exchange listing requirement, will be subject to such deductions and clawback (recovery) as may be required to be made pursuant to law, government regulation, order, stock exchange listing requirement (or any policy of the Company adopted pursuant to any such law, government regulation, order or stock exchange listing requirement). The Employee specifically authorizes the Company to withhold from future wages any amounts that may become due under this provision; provided, however, nothing in this provision is intended to permit a change in the terms of payment of any deferred compensation subject to Section 409A in any manner that would violate or create a plan failure under Section 409A. This Section 19 shall survive the termination of this Agreement for a period of three (3) years.

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IN WITNESS WHERETO, the parties hereto have executed this Agreement as of the date first above written.

CCUR HOLDINGS, INC.

By:

/s/ Wayne Barr, Jr.
Wayne Barr, Jr.
Executive Chairman, President & Chief Executive Officer

EMPLOYEE

/s/ Igor Volshteyn
Igor Volshteyn

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Exhibit A

PROTECTIVE AGREEMENT

I, the undersigned, in consideration of and as a condition to my employment by CCUR Holdings, Inc. (the “Company”), do hereby agree with the Company as follows:

1.                 Noncompete and Nonsolicitation of Customers or Employees. During my employment by the Company, I will devote my full time and best efforts to the business of the Company and I will not, directly or indirectly, alone or as a partner, officer, director, employee or holder of more than 5% of the common stock of any other organization, engage in any business activity which competes directly or indirectly with the products or services being developed, manufactured or sold by the Company and its subsidiaries. I also agree that, following any termination of such employment, I will not, directly or indirectly, for any period in which I receive severance payments from the Company, plus one (1) year, (a) engage in or provide any services substantially similar to the services that I provided to the Company or its subsidiaries at any time during the last twelve (12) months of my employment to or on behalf of any person or entity that competes with the businesses in which the Company or its subsidiaries are engaged at the time of termination of my employment anywhere in the continental United States, which I acknowledge and agree is the primary geographic area in which the Company and its subsidiaries compete in these businesses and thus, by virtue of my senior executive position and responsibilities with the Company, also the primary geographic area of my employment with the Company, (b) solicit or attempt to solicit, for the purpose of competing with the businesses in which the Company or any of its subsidiaries is engaged at the time of termination of my employment, any customers or active prospects of the Company or its subsidiaries with which I had any material business contact for or on behalf of the Company or its subsidiaries at any time during the last twelve (12) months of my employment, or (c) recruit or otherwise seek to induce any employees of the Company or its subsidiaries to terminate their employment or violate any agreement with the Company or its subsidiaries.

2.                 Trade Secrets and Other Confidential Information. Except as may be required in the performance of my duties with the Company, or as may be required by law, I will not, whether during or after termination of my employment with the Company, reveal to any person or entity or use any of the trade secrets of the Company for as long as they remain trade secrets. I also agree to these same restrictions, during my employment with the Company and for a period of three (3) years thereafter, with respect to all other confidential information of the Company, including its technical, financial and business information, unless such confidential information becomes publicly available through no fault of mine or unless it is disclosed by the Company to third parties without similar restrictions.

Further, I agree that any and all documents, disks, databases, notes, or memoranda prepared by me or others and containing trade secrets or confidential information of the Company shall be and remain the sole and exclusive property of the Company, and that upon termination of my employment or prior request of the Company I will immediately deliver all of such documents, disks, databases, notes or memoranda, including all copies, to the Company at its main office.

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Further, I agree that all Company property, such as, but not limited to cell phone(s), personal computer, software, PDAs, etc., shall be and remain the sole and exclusive property of the Company, and that upon termination of my employment or prior request of the Company I will immediately return all such property, to the Company.

3.                 Inventions and Copyrights. If at any time or times during my employment (or within six (6) months thereafter if based on trade secrets or confidential information within the meaning of Paragraph 2 above), I make or discover, either alone or with others, any invention, modification, development, improvement, process or secret, whether or not patented or patentable (collectively, “inventions”) in the field of computer science or instrumentation, I will disclose in reasonable detail the nature of such invention to the Company in writing, and if it relates to the business of the Company or any of the products or services being developed, manufactured or sold by the Company, such invention and the benefits thereof shall immediately become the sole and absolute property of the Company provided the Company notifies me in reasonable detail within ninety (90) days after receipt of my disclosure of such invention that it believes such invention relates to the business of the Company or any of the products or services being developed, manufactured or sold by the Company. I also agree to transfer such inventions and benefits and rights resulting from such inventions to the Company without compensation and will communicate without cost, delay or prior publications all available information relating to the inventions to the Company. At the Company’s expense I will also, whether before or after termination of my employment, sign all documents (including patent applications) and do all acts and things that the Company may deem necessary or desirable to effect the full assignment to the Company of my right and title to the inventions or necessary to defend any opposition thereto. I also agree to assign to the Company all copyrights and reproduction rights to any materials prepared by me in connection with my employment.

4.                 Conflicting Agreements. I represent that I have attached to this Agreement a copy of any written agreement, or a summary of any oral agreement, which presently affects my ability to comply with the terms of this Agreement, and that to the best of my knowledge my employment with the Company will not conflict with any agreement to which I am subject. I have returned all documents and materials belonging to any of my former employers. I will not disclose to the Company or induce any of the Company’s employees to use trade secrets or confidential information of any of my former employers.

5.                 Protected Rights; Defend Trade Secrets Act. Nothing contained in this Agreement limits my ability to file a charge or complaint with the Equal Employment Opportunity Commission, the National Labor Relations Board, the Occupational Safety and Health Administration, the Securities and Exchange Commission or any other federal, state or local governmental agency or commission (collectively, “Government Agencies”), or prevents me from providing truthful testimony in response to a lawfully issued subpoena or court order.  Further, this Agreement does not limit my ability to communicate with any Government Agencies or otherwise participate in any investigation or proceeding that may be conducted by any Government Agency, including providing documents or other information, without notice to the Company. I understand that under the Defend Trade Secrets Act: (a) no individual will be held criminally or civilly liable under federal or state trade secret law for disclosure of a trade secret (as defined in the Economic Espionage Act) that is (i) made in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney, and made solely for the purpose of reporting or investigating a suspected violation of law; or (ii) made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal so that it is not made public; and (b) an individual who pursues a lawsuit for retaliation by an employer for reporting a suspected violation of the law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual files any document containing the trade secret under seal, and does not disclose the trade secret, except as permitted by court order.

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6.                 Miscellaneous.

(a)               I hereby give the Company permission to use photographs of me, during my employment, with or without using my name, for any reasonable business purposes the Company deems necessary or desirable.

(b)               The Company shall have, in addition to any and all remedies of law, the right to an injunction, specific performance and other equitable relief as may be appropriate to prevent the violation of my obligations hereunder.

(c)               I understand that this Agreement does not create an obligation on the Company or any other person to continue my employment for any period of time.

(d)               This Agreement shall be construed in accordance with the laws of the State of Georgia. I agree that each provision of this Agreement shall be treated as a separate and independent clause, and the unenforceability of any clause shall in no way impair the enforceability of any of the other clauses. Moreover, if one or more of the provisions contained in this Agreement shall for any reason be held to be extensively broad as to scope, activity, time, geographical area or subject so as to be unenforceable at law, such provision or provisions shall be construed by the appropriate judicial body by limiting and reducing it or them so as to be enforceable to the maximum extent compatible with applicable law as it shall then appear.

(e)               My obligations under this Agreement shall survive the termination of my employment regardless of the manner of such termination for the time periods set forth in this Agreement, and shall be binding upon my heirs, executors and administrators.

(f)                The term “Company” as used in this Agreement includes CCUR Holdings, Inc. and any of its subdivisions or affiliates. The Company shall have the right to assign this Agreement to its successors and assigns.

(g)               The foregoing is the entire agreement between the Company and me with regard to its subject matter, and may not be amended or supplemented except by a written instrument signed by both the Company and me. The section headings are inserted for convenience only, and are not intended to affect the meaning of this Agreement.

/s/ Igor Volshteyn Igor Volshteyn Date: December 31, 2018